UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 3, 2009

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 3, 2009, Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) announced that it had entered into a settlement agreement (the “Settlement Agreement”) to settle its pending proxy contest with Bulldog Investors, Full Value Partners, L.P. and certain of their affiliates.  Under the terms of the Settlement Agreement, the Full Value group has agreed to (1) terminate its proxy solicitation and withdraw its nominees for election to the Board of Directors and its proposal that the Company pursue a liquidity event, and (2) vote in favor of the Board’s director nominees and in the manner recommended by the Board on each other matter that is voted on at the Company’s upcoming Annual Meeting, which has been adjourned until April 20, 2009.  The Full Value group has also agreed to comply with certain standstill restrictions with respect to ownership of Wilshire stock and certain other matters.  The Company and the Full Value group signed mutual releases with respect to any claims that they may have had against each other.

The Settlement Agreement also states that, subject to certain specified conditions, Wilshire, a third party or Wilshire together with a third party, will commence a tender offer for at least 4.0 million shares of the Company’s outstanding common stock at a price of $2.00 per share.  The Full Value group has agreed to tender all of the shares of Company common stock that it beneficially owns in such tender offer.  Wilshire agreed in the Settlement Agreement not to close the tender offer earlier than August 19, 2009 or later than September 4, 2009.  The Company has not commenced the tender offer, and the description of the tender offer contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.  There can be no assurance that any tender offer will be commenced or if commenced, that it will be consummated.

The description of the Settlement Agreement contained herein is qualified in its entirety by the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The Company’s press release, dated April 3, 2009, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

TENDER OFFER STATEMENT

This Current Report on Form 8-K is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will be mailed to stockholders promptly following commencement of the offer.  Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information.  Stockholders may obtain free copies, when available, of the offer to purchase, the letter of transmittal and other related materials that will be filed with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.  When available, stockholders also may obtain a copy of these documents, free of charge, from the Company by directing a request to:  Mr. Kevin Swill, President and Chief Operating Officer, Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102, Telephone (201) 420-2796.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.   The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 10.1	Settlement Agreement, dated as of April 2, 2009 among Wilshire Enterprises, Inc., Bulldog Investors, Full Value Partners, L.P. and certain of their affiliates.

Exhibit 99.1	Press Release of the Company, dated April 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WILSHIRE ENTERPRISES, INC. (Registrant)

Dated: April 3, 2009	By:	/s/ S. Wilzig Izak
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Settlement Agreement, dated as of April 2, 2009 among Wilshire Enterprises, Inc., Bulldog Investors, Full Value Partners, L.P. and certain of their affiliates.

Exhibit 99.1	Press Release of the Company, dated April 3, 2009